                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 17, 2002
                                 Date of Report

                               PET QUARTERS, INC.
             (Exact name of registrant as specified in its charter)

                                    Arkansas
                          (State or other jurisdiction
                                of incorporation)

                                     0-28469
                            (Commission File Number)

                                   62-1698524
                                  (IRS Employer
                               Identification No.)

                                 221 W. 2nd St.
                                    Suite 627
                           Little Rock, Arkansas 72201
          (Address, including Zip Code, of principal executive offices)

                                 (501) 707-0360
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.

         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

         As disclosed in an 8-K filing on June 19, 2002, Pet Quarters, Inc., was presented with a "Notice of Disposition of Collateral" from the first lien holder on the assets of PQ Acquisition Company, Inc., (Humboldt and Maplewood Industries), which may include the assets of Pet Quarters,
         Inc. On June 18, 2002 the Company was presented with a Bill of Sale foreclosing on all assets of PQ Acquisition Company, Inc., and Pet
         Quarters, Inc. (Refer to June 19, 2002 8-K filing).

Item 3.  Bankruptcy or Receivership.

         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not Applicable.

Item 5.  Other Events.

         Subsequent to June 18, 2002 the Company has pursued other alternatives and options; however, to date this search has been unsuccessful. The
         "Notice of Disposition of Collateral" effectively claimed all assets of
         PQ Acquisition Company, Inc., and all unencumbered assets of Pet
         Quarters, Inc., and no significant assets remain. At present, the
         Company  is continuing to pursue various opportunities; however, there can be no assure the company will be successful in these efforts.
         Additionally, the Company may not be able to maintain its current public status in any required public filings. If the Company is successful a restructuring of debt and/or dilution to current equity holders may occur.

Item 6.  Resignations of Registrant's Directors.

         Not Applicable.

Item 7.  Financial Statements and Exhibits.

         Not Applicable.

Item 8.  Change in Fiscal Year.

         Not Applicable.

Item 9.  Regulation FD Disclosure.

         Not Applicable.

                                   SIGNATURES

         Pursuant to the  requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                          PET QUARTERS, INC.

                                          By: /s/ Steven Dempsey
                                              -----------------------
                                                  Steven Dempsey
                                                 Chief Executive Officer

DATE:   July 17, 2002